EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation of our report dated February 23, 1997 included in this Form 10-KSB/A into the Company's previously filed Registration Statement on Form S-8 (No. 33-76614).


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York

April 28, 1997